UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 29, 2007

EXACTECH, INC.

(Exact name of registrant as specified in its charter)

Florida	0-28240	59-2603930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (352) 377-1140

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, the Board of Directors of Exactech, Inc. (the “Company”) promoted David W. Petty, 41 to the position of President of the Company. Mr. Petty has served the Company in various capacities in the areas of operations and sales and marketing since joining the Company in 1988. From February 2000 to November 2007, Mr. Petty served as Executive Vice President of Sales and Marketing, from 1993 to 2000, he served as Vice President of Marketing and, from April 1991 until April 1993, he served as Vice President of Operations. Mr. Petty received his B.A. from the University of Virginia in 1988 and completed The Executive Program of the Darden School of Business in 1999. He is the son of Chairman and Chief Executive Officer Dr. William Petty. Mr. Petty's salary did not change as a result of his promotion.

Mr. Petty is replacing Dr. William Petty as President. Dr. Petty will remain in his role as Chief Executive Officer and as Chairman of the Board of Directors, and will continue as an leader of the Exactech leadership team.

On November 29, 2007, Mr. Petty was elected to the Board of Directors by the current Board of Directors. As of the date of such appointment, Mr. Petty is not serving on any committees of the Board. Mr. Petty previously served as a director of the Company from March 1989 until March 1996 and again from January 2002 until May 2003.

A press release, dated December 5, 2007, announcing the promotion and appointment is attached as exhibit 99.1 and incorporated herein by reference.

The Board of Directors and the Company have agreed to extend the term under Dr. Petty’s employment agreement with the Company, which was to expire on December 31, 2007, until such time as either the Company enters into a new employment agreement with Dr. Petty or either Dr. Petty or the Company terminate the employment agreement in accordance with its terms.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 29, 2007, the Board of Directors approved a resolution to amend, effective as of such date, Article VII of the bylaws of the Company to allow for the issuance of uncertificated shares. These amendments were effected to allow the Company to participate in the Direct Registration System that is administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The bylaws were also amended to increase the number of directors to seven directors. The full text of the Bylaws, as amended, is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A press release, dated December 5, 2007, announcing the promotion and appointment of David Petty is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
3.1	Amended Corporate Bylaws of Exactech, Inc.

99.1	Press release, dated December 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXACTECH, INC.

Dated: December 5, 2007	By:	/s/ Joel C. Phillips
Joel C. Phillips,
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
3.1	Amended Corporate Bylaws of Exactech, Inc.

99.1	Press release, dated December 5, 2007